
Metris Receivables, Inc.           Metris Master Trust            Monthly Report
Certificateholder's Statement         Series 1998-2                     Jan-2000

Section 5.2                                                                 Class A               Class B                Total
(i)  Security Amount                                                    500,000,000.00         49,450,550.00        549,450,550.00
(ii) Security Principal Distributed                                               0.00                    --                  0.00
(iii) Security Interest Distributed                                       2,913,854.17                    --          2,913,854.17
(iv) Principal Collections                                               24,323,482.56          2,405,619.18         26,729,101.75
(v)  Finance Charge Collections                                          10,597,290.60          1,048,083.69         11,645,374.29
       Recoveries                                                           331,554.66             32,791.12            364,345.78
       Initial Interest Funding Account Deposit                                   0.00                  0.00                  0.00
       Interest Earned on Accounts                                                0.00                  0.00                  0.00
           Total Finance Charge Collections                              10,928,845.26          1,080,874.81         12,009,720.07
                     Total Collections                                   35,252,327.82          3,486,493.99         38,738,821.82
(vi) Aggregate Amount of Principal Receivables                                      --                    --      5,226,679,133.32
       Invested Amount (End of Mth)                                     500,000,000.00         49,450,550.00        549,450,550.00
       Floating Allocation Percentage                                        9.5663037%            0.9461180%           10.5124217%
       Fixed/Floating Allocation Percentage                                  9.5663037%            0.9461180%           10.5124217%
       Invested Amount (Beg. of Mth)                                    500,000,000.00         49,450,550.00        549,450,550.00
       Average Daily Invested Amount                                                --                    --        549,450,550.00
(vii) Receivable Delinquencies (as a % of Total Receivables)                        --                    --                    --
        Current                                                                     --                 85.48%     4,708,130,140.23
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                  --                  6.54%       360,216,678.46
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                 --                  2.42%       133,056,013.32
         90 Days and Over (60+ Days Contractually Delinquent)                       --                  5.57%       306,792,110.10
                  Total Receivables                                                 --                100.00%     5,508,194,942.11
(viii) Aggregate Investor Default Amount                                            --                    --          4,825,277.71
         As a % of Average Daily Invested Amount
         (Annualized based on 365 days/year)                                        --                    --                 10.37%
(ix) Charge-Offs                                                                  0.00                  0.00                  0.00
(x)  Servicing Fee                                                                  --                    --            930,763.23
(xi) Unreimbursed Redirected Principal Collections                                  --                    --                  0.00
(xii) Excess Funding Account Balance                                                --                    --                  0.00
(xiii) New Accounts Added                                                           --                    --                     0
(xiv) Average Gross Portfolio Yield                                                 --                    --                 25.81%
         Average Net Portfolio Yield                                                --                    --                 15.44%
(xv) Minimum Base Rate                                                              --                    --                  8.36%
        Excess Spread                                                               --                    --                  7.08%
(xvi) Principal Funding Account Balance                                             --                    --                  0.00
(xvii) Accumulation Shortfall                                                       --                    --                  0.00
(xviii) Scheduled date for the commencement                                         --                    --
           of the Accumulation Period                                                                                   April 2000
        Accumulation Period Length                                                  --                    --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit                         --                    --                  0.00
        Required Reserve Account Amount                                             --                    --                  0.00
        Available Reserve Account Amount                                            --                    --                  0.00
        Covered Amount                                                              --                    --                  0.00
(xx)  Aggregate Interest Rate Caps Notional Amount                                  --                    --        500,000,000.00
        Deposit to the Caps Proceeds Account                                        --                    --                  0.00
(xxi) Policy Claim Amount                                                           --                    --                  0.00